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                                                                     EXHIBIT 21
                                               SUBSIDIARIES OF
                                            PACIFIC TELECOM, INC.
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                                                    Percentage   State or Jurisdiction
                                                       Owned       of Incorporation
                                                    __________   _____________________
Alascom, Inc.                                         100%            Alaska
Cascade Autovon Company                               100%            Washington
Casco Telephone Company                               100%            Wisconsin
Eagle Telecommunications, Inc./Colorado               100%            Colorado
Eagle Valley Communications Corporation               100%            Colorado
Gem State Utilities Corporation                        96%            Idaho
Indianhead Communications Corporation                 100%            Wisconsin
Inter Island Telephone Company, Inc.                  100%            Washington
International Communications Holdings, Inc.           100%            Delaware
Northland Telephone Company                           100%            Minnesota
North-West Telephone Company                          100%            Wisconsin
    PTI TeleVideo, Inc.                               100%            Wisconsin
    Thorp Cellular, Inc.                              100%            Wisconsin
Northwestern Telephone Systems, Inc.                   99%            Oregon
Pacific Telecom Cable, Inc.                            80%            Delaware
Pacific Telecom Cellular, Inc.                        100%            Delaware
    Pacific Telecom Cellular of Alaska, Inc.          100%            Alaska
    Pacific Telecom Cellular of I-5, Inc.             100%            Washington
    Pacific Telecom Cellular of Michigan, Inc.        100%            Michigan
    Pacific Telecom Cellular of Minnesota, Inc.       100%            Minnesota
    Pacific Telecom Cellular of Oregon, Inc.          100%            Oregon
    Pacific Telecom Cellular of South Dakota, Inc.    100%            South Dakota
    Pacific Telecom Cellular of Washington, Inc.      100%            Washington
    Pacific Telecom Cellular of Wisconsin, Inc.       100%            Wisconsin
Pacific Telecom Service Company                       100%            Washington
Pacific Telecom Transmission Services, Inc.           100%            Oregon
Price County Telephone Cellular, Inc.                 100%            Wisconsin
Postville Telephone Company                           100%            Iowa
PTI Broadcasting, Inc.                                100%            Oregon
Rib Lake Cellular for Wisconsin RSA #2, Inc.          100%            Wisconsin
Telephone Utilities, Inc.                             100%            Washington
Telephone Utilities of Alaska, Inc.                   100%            Alaska
Telephone Utilities of Eastern Oregon, Inc.           100%            Oregon
Telephone Utilities of the Northland, Inc.            100%            Alaska
Telephone Utilities of Oregon, Inc.                   100%            Oregon
Telephone Utilities of Washington, Inc.               100%            Washington
Telephone Utilities of Wyoming, Inc.                  100%            Wyoming
Wayside Telcom, Inc.                                  100%            Wisconsin
Wayside Cellular, Inc.                                100%            Wisconsin
The Wayside Telephone Company                         100%            Wisconsin
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